SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 11, 2012, Charter Communications, Inc. (“Charter”) announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. intended to publicly offer $750 million in aggregate principal amount of senior unsecured notes due 2022 (the “2022 Notes”).  The 2022 Notes will bear an interest rate of 6.625% per annum and will be issued at a price of 99.50% of the aggregate principal amount.  The offering and sale of the 2022 Notes were made pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission, as amended, and by means of a prospectus supplement dated January 11, 2012 and the accompanying base prospectus.

Charter intends to use the net proceeds from the sale of the notes and borrowings under its revolving credit facility to finance tender offers by its subsidiaries. In the tender offers Charter Communications Operating, LLC (“Charter Operating”) is offering to purchase any and all of its outstanding 8.00% senior second lien notes due 2012 (the “2012 Notes”) and 10.875% senior second lien notes due 2014 (the “2014 Notes”). The aggregate consideration that would be required to purchase all outstanding Notes (as defined below) accepted for purchase will be $843 million (excluding accrued and unpaid interest) (the “Maximum Purchase Price”). To the extent the aggregate consideration (exclusive of accrued and unpaid interest) paid for 2012 Notes and 2014 Notes is less than the Maximum Purchase Price, CCH II, LLC (“CCH II”) is offering to purchase its 13.50% senior notes due 2016 (the “2016 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”) for aggregate consideration (excluding accrued interest) of up to the lesser of (i) $250 million and (ii) the Maximum Purchase Price less the amount expended to purchase 2012 Notes and 2014 Notes in the tender offers (excluding accrued interest). Charter Operating is also seeking consents (the “Consent Solicitations”) from the holders of the 2012 Notes and 2014 Notes to amendments (the “Proposed Amendments”) to remove substantially all of the restrictive covenants and certain events of default contained in the indentures governing those Notes. Notes that are validly tendered prior to 5:00 p.m. Eastern Standard Time, on January 25, 2012, unless such time is extended by the Company  (the “Early Tender/Consent Deadline”), and accepted for purchase, will receive the total consideration set forth in the table below per $1,000 aggregate principal amount of Notes plus accrued and unpaid interest:

Issuer	CUSIP Nos.	Title of Security	Early Tender/Consent Deadline	Tender Offer Consideration	Consent Fee/Early Tender Payment(1)	Total Consideration
Charter Operating	161175AA2 U16109AA5	8.000% Senior Second Lien Notes due 2012	5:00 P.M., EST, on January 25, 2012	$994.40	$25.00	$1,019.40
Charter Operating	161175AG9 U16109AC1	10.875% Senior Second Lien Notes due 2014	5:00 P.M., EST, on January 25, 2012	$1,043.35	$25.00	$1,068.35
CCH II	12502CAS0 12502CAT8	13.500% Senior Notes due 2016	5:00 P.M., EST, on January 25, 2012	$1,130.00	$25.00	$1,155.00

(1) Represents a consent fee per $1,000 principal amount for the 2012 Notes and 2014 Notes and an early tender premium per $1,000 principal amount for 2016 Notes tendered prior to the Early Tender/Consent Deadline.

Each tender offer is scheduled to expire at 11:59 p.m. EST, on February 8, 2012, unless extended or earlier terminated with respect to any series of Notes (the “Expiration Date”). The Consent Solicitations are scheduled to expire at 5:00 p.m. EST, on January 25, 2012 unless extended or earlier terminated with respect to any series of Notes. Tendered Notes may be withdrawn and related consents to the Proposed Amendments may be revoked at any time on or prior to 5:00 p.m. EST, on January 25, 2012, unless such time is extended by Charter with respect to any series of Notes.

See the attached Exhibit 99.1 for a more detailed description of the tender offers and Consent Solicitations.

The press releases announcing the offering and pricing of the 2022 Notes and the tender offers and Consent Solicitations are attached as Exhibits 99.1 and 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release announcing offering of the 2022 Notes and the tender offers and Consent Solicitations.*
99.2	Press release announcing the pricing of the 2022 Notes.*
___________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant

Dated: January 17, 2012

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President – Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing offering of the 2022 Notes and the tender offers and Consent Solicitations.*
99.2	Press release announcing the pricing of the 2022 Notes.*
___________

* filed herewith